EXHIBIT 32.1
                               ENVIROKARE TECH INC
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Envirokare Tech, Inc. (the Company) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John Verbicky, Jr., Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Odyssey Pictures Corporation and will be retained by Odyssey Pictures Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

November 19, 2003

/s/ John W. Verbicky, Jr.
---------------------------
John W. Verbicky, Jr.
Chief Executive Officer and
acting Chief Financial Officer